UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2015

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Offices; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On March 4, 2015, the Board of Directors of ARI Network Services, Inc. (the “Company”) acting upon the recommendation of the Compensation Committee of the Board approved grants of restricted Company common stock, par value $0.001 (“Common Stock”) under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) to Roy W. Olivier, the Company’s President and Chief Executive Officer and William A. Nurthen, the Company’s Vice President of Finance and Chief Financial Officer (the “Restricted Stock Grants”).

Each of Mr. Olivier and Mr. Nurthen received a Restricted Stock Grant of 110,000 shares of restricted Common Stock.  The Restricted Stock Grants will vest according to the following schedule:

-

30% of the total number of shares when the 30-day volume weighted average price per share (“VWAP”) of the Company’s Common Stock equals or exceeds $6.00

-

20% of the total number of shares when the 30-day VWAP of the Company’s Common Stock equals or exceeds $7.00

-

20% of the total number of shares when the 30-day VWAP of the Company’s Common Stock equals or exceeds $8.00

-

30% of the total number of shares when the 30-day VWAP of the Company’s Common Stock equals or exceeds $9.00

The form of Restricted Stock Award Agreement relating to the Restricted Stock Grants is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 6, 2015

ARI NETWORK SERVICES, INC.

By:

/s/ William A. Nurthen

William A. Nurthen

Chief Financial Officer, Treasurer and

Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement

5